Exhibit 99.1

April 19, 2024	OTCQB: SVBL, TSX: SVB

SILVER BULL ANNOUNCES VOTING RESULTS OF ANNUAL MEETING OF SHAREHOLDERS

VANCOUVER, BC – (April 19, 2024) – Silver Bull Resources, Inc. (TSX: SVB, OTCQB: SVBL) (“Silver Bull” or the “Company”) is pleased to announce the detailed voting results of the proposals considered at its annual meeting of shareholders held on April 18, 2024 (the “Meeting”). A total of 12,362,808 or 26.1% of the Company’s issued and outstanding shares were represented at the Meeting.

The following nominees, as listed in Silver Bull’s proxy statement, were re-elected as directors of the Company:

Director	Votes For	%	Withheld Votes	%
Brian Edgar	7,551,897	99.0%	75,776	1.0%
Timothy Barry	7,528,248	98.7%	99,425	1.3%
David Underwood	7,563,101	99.2%	64,572	0.8%
William Matlack	7,551,885	99.0%	75,788	1.0%

Silver Bull is also pleased to announce that the Company’s shareholders have ratified and approved the appointment of Smythe LLP, as the Company’s independent registered public accounting firm, for the fiscal year ending October 31, 2024 (12,320,713 or 99.8% voted “For”, 25,985 or 0.2% voted “Against” and 16,110 abstained from voting).

The Company’s shareholders voted to ratify and approve the key persons retention agreement, dated as of October 13, 2023, by and between the Company and the persons named therein as described in the proxy statement for the Meeting. Disregarding 1,856,146 votes cast by or on behalf of excluded shareholders (i.e. participants in the agreement and their affiliates), 5,440,893 or 94.9% voted “For”, 291,482 or 5.1% voted “Against”, and 39,152 abstained from voting.

The Company’s shareholders also voted to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (7,233,105 or 95.4% voted “For”, 349,221 or 4.6% voted “Against”, and 45,347 abstained from voting).

A majority of shareholders voted, on a non-binding advisory basis, for a triennial vote on executive compensation (5,205,668 or 69.3% voted "3 Years", 136,558 or 1.8% voted "2 Years", 2,172,199 or 28.9% voted "1 Year" and 113,248 abstained from voting). In response to the voting results and other factors, the Company's Board of Directors determined on April 18, 2024, that the Company will hold an advisory vote on named executive officer compensation every three years until the Company's Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes, which shall be no later than the Company's annual general meeting of shareholders in 2029.

Full details of the proposals are fully described in the Company’s definitive proxy statement filed on February 27, 2024 available on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov.

On behalf of the Board of Directors
“Tim Barry”

Tim Barry, CPAusIMM

Chief Executive Officer and Director

INVESTOR RELATIONS:

+1 604 687 5800

info@silverbullresources.com

Cautionary note regarding forward looking statements: This news release contains forward-looking statements regarding future events and Silver Bull’s and Arras’s future results that are subject to the safe harbors created under the U.S. Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Exchange Act, and applicable Canadian securities laws. Forward-looking statements include, among others, statements regarding the Mineral Resource estimates for the Sierra Mojada projects and the development of the project. These statements are based on current expectations, estimates, forecasts, and projections about Silver Bull’s and Arras’s exploration projects, the industry in which Silver Bull operates and the beliefs and assumptions of Silver Bull’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions and references to future periods, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as whether management’s focus will be as described in this news release, the results of exploration activities and whether the results continue to support continued exploration activities, unexpected variations in ore grade, types and metallurgy, volatility and level of commodity prices, the availability of sufficient future financing, and other matters discussed under the caption “Risk Factors” in Silver Bull’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.